                                                                     Exhibit (4)
                                 IMTECH CORP.
                CONSOLIDATED PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1998
                                  (Unaudited)

                                                   Historical      Pro Forma    Adj.   Pro Forma
                                                   Statements     Adjustments   Ref.    Results
                                                  ------------    ------------  ----  ------------
                                                      [1]             [2]
ASSETS
 Current assets:
  Cash and cash equivalents                       $  2,551,259    $     84,390   A)   $  2,635,649
  Accounts receivable, net                           3,880,645         (89,505)  B)      3,791,140
  Other current assets                               1,222,367             -             1,222,367
                                                  ------------    ------------        ------------
   Total current assets                              7,654,271          (5,115)          7,649,156
                                                  ------------    ------------        ------------

 Property and equipment - at cost                    7,501,934             -             7,501,934
 Less:  Accumulated depreciation and amortization    3,238,309          12,176   C)      3,250,485
                                                  ------------    ------------        ------------
   Net property and equipment                        4,263,625         (12,176)          4,251,449
                                                  ------------    ------------        ------------

 Goodwill, net of accumulated amortization           5,695,059        (101,697)  D)      5,593,362

 Other assets                                        1,812,665             -             1,812,665
                                                  ------------    ------------        ------------
                                                  $ 19,425,620    $   (118,988)       $ 19,306,632
                                                  ============    ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                                $  2,292,637    $    (89,505)  B)   $  2,203,132
  Other current liabilities                          2,869,459             -             2,869,459
                                                  ------------    ------------        ------------
   Total current liabilities                         5,162,096         (89,505)          5,072,591
                                                  ------------    ------------        ------------

 Long-term debt                                      3,693,321             -             3,693,321
 Sellers' notes payable                              3,400,000             -             3,400,000
 Convertible debt                                    4,884,800             -             4,884,800
                                                  ------------    ------------        ------------
   Total long-term obligations                      11,978,121             -            11,978,121
                                                  ------------    ------------        ------------
 Stockholders' equity:
  12% convertible preferred stock                    2,660,733             -             2,660,733
  Additional paid-in capital                        32,040,227             -            32,040,227
  Accumulated deficit                              (33,077,982)        (29,483)  F)    (33,107,465)
  Other stockholder's equity                           662,425             -               662,425
                                                  ------------    ------------        ------------
   Total stockholders' equity                        2,285,403         (29,483)          2,255,920
                                                  ------------    ------------        ------------
                                                  $ 19,425,620    $   (118,988)       $ 19,306,632
                                                  ============    ============        ============
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[1] Consolidated Pro Forma Balance Sheet amounts of IMTECH Corp. and its wholly-owned subsidiary KRL Litho, Inc. as of March 31, 1998.
    (See Exhibit 1.)

[2] See Summary of Pro Forma Adjustments For the Three Months Ended
    June 30, 1998 on Exhibit 6.